Exhibit 99.1

Dexcom Reports Second Quarter 2025 Financial Results, Updates Full Year 2025 Guidance and Announces CEO Succession Plan
SAN DIEGO - (BUSINESS WIRE-July 30, 2025) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter ended June 30, 2025.

Second Quarter 2025 Financial Highlights:

•Revenue grew 15% year-over-year to $1.157 billion on a reported basis and 15% year-over-year on an organic1 basis.
•U.S. revenue grew 15% and international revenue grew 16% on a reported basis and 14% on an organic1 basis, all on a year-over-year basis.
•GAAP operating income of $212.6 million or 18.4% of revenue, an increase of 270 basis points compared to the second quarter of 2024. Non-GAAP operating income* of $221.8 million or 19.2% of reported revenue, a decrease of 30 basis points compared to the second quarter of 2024.

Second Quarter 2025 Strategic Highlights:

•Received FDA clearance for Dexcom G7 15 Day CGM System.
•Showcased extensive clinical evidence at the American Diabetes Association’s 85th Scientific Sessions, including new data demonstrating the benefits of Dexcom CGM usage for gestational diabetes and for people with type 2 diabetes who are not using insulin.
•Launched AI-based Smart Food Logging feature, simplifying the process of meal logging for our customers.
•Enhanced the Stelo customer experience with new software features, broader distribution, and digital health partnerships.

“During the quarter, Dexcom delivered strong revenue results, presented compelling clinical data at ADA, and further advocated for expanded coverage in key growth markets,” said Kevin Sayer, Dexcom’s chairman and CEO. “In the second half of 2025, we look forward to continuing our commercial momentum while advancing our product portfolio with the highly-anticipated launch of our Dexcom G7 15 Day System.”

2025 Annual Guidance

Dexcom is raising fiscal year 2025 guidance for Revenue, and reiterating guidance for Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin, and Adjusted EBITDA Margin at the following levels:

•Revenue of $4.600 - $4.625 billion (14-15% growth)
•Non-GAAP Gross Profit Margin of approximately 62%
•Non-GAAP Operating Margin of approximately 21%
•Adjusted EBITDA Margin of approximately 30%

CEO Succession Effective January 1, 2026

Dexcom today also announced the promotion of Jake Leach to CEO and to the Dexcom Board of Directors, effective January 1, 2026. Current CEO Kevin Sayer will continue to work closely with Jake during the transition period and will remain executive chairman of the board of directors at the point of transition.

“Today’s announcement of Jake’s transition to the role of chief executive officer reflects the Board’s comprehensive succession planning and their confidence in Jake’s leadership throughout his tenure. We are confident that he is the right leader to build on Dexcom’s momentum and extend the company’s growth well into the future,” said Kevin Sayer.

1 Second quarter 2025 organic revenue was $1.151 billion and excludes $6.2 million of foreign exchange impact. Second quarter 2024 reported revenue included $0.2 million of non-CGM revenue subsequently divested in the following twelve months.

“I am humbled and excited to transition into the CEO role at this critical time in Dexcom’s history,” said Jake Leach. “I look forward to leading our incredible teams as we advance access to our technology to more people around the world, empowering better metabolic health for our customers and creating value for our stakeholders.”

Mr. Leach has helped steer the company’s biosensing platforms since the launch of its first commercial system. He has held roles of increasing responsibility across his 21-year tenure with the company. He served as executive vice president and chief technology officer from 2018 through 2022, transitioning to executive vice president and chief operating officer in late 2022. In May 2025, he was promoted to the expanded role of president and chief operating officer, assuming the additional responsibility of oversight for the company’s strategy and corporate development efforts.

Second Quarter 2025 Financial Results

Revenue: In the second quarter of 2025, worldwide revenue grew 15% to $1.157 billion on a reported basis, up from $1.004 billion in the second quarter of 2024.

Gross Profit: GAAP gross profit totaled $688.8 million or 59.5% of revenue for the second quarter of 2025, compared to $626.7 million or 62.4% of revenue in the second quarter of 2024.

Non-GAAP gross profit* totaled $695.9 million or 60.1% of reported revenue for the second quarter of 2025, compared to $638.1 million or 63.5% of reported revenue in the second quarter of 2024.

Operating Income: GAAP operating income for the second quarter of 2025 was $212.6 million or 18.4% of revenue, compared to GAAP operating income of $158.0 million or 15.7% of revenue for the second quarter of 2024.

Non-GAAP operating income* for the second quarter of 2025 was $221.8 million or 19.2% of reported revenue, compared to non-GAAP operating income of $195.4 million or 19.5% of reported revenue for the second quarter of 2024.

Net Income and Diluted Net Income Per Share: GAAP net income was $179.8 million, or $0.45 per diluted share, for the second quarter of 2025, compared to GAAP net income of $143.5 million, or $0.35 per diluted share, for the second quarter of 2024.

Non-GAAP net income* was $192.8 million, or $0.48 per diluted share, for the second quarter of 2025, compared to non-GAAP net income of $174.3 million, or $0.43 per diluted share, for the second quarter of 2024. The second quarter 2025 non-GAAP net income excludes $7.9 million of amortization of intangible assets, $1.1 million of business transition and other significant items, $0.2 million of intellectual property litigation costs, $0.4 million of loss from equity investments, and $3.4 million of tax adjustments.

Cash and Liquidity: As of June 30, 2025, Dexcom held $2.93 billion in cash, cash equivalents and marketable securities and our revolving credit facility remains undrawn. The cash balance represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See Table E below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the Dexcom Investor Relations website at investors.dexcom.com by navigating to “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (888) 414-4585 (U.S./Canada) or (646) 960-0331 (International) and use the confirmation ID “9430114” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), please see the section titled “About Non-GAAP Financial Measures” below as well as the related Table E. We have not reconciled our organic revenue growth, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin, and Adjusted EBITDA Margin estimates for fiscal year 2025 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, reconciliations of our organic revenue growth, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin and Adjusted EBITDA Margin estimates are not available without unreasonable effort.

About DexCom, Inc.

Dexcom empowers people to take control of health through innovative biosensing technology. Founded in 1999, Dexcom has pioneered and set the standard in glucose biosensing for more than 25 years. Its technology has transformed how people manage diabetes and track their glucose, helping them feel more in control and live more confidently.

Dexcom. Discover what you’re made of. For more information, visit www.dexcom.com.

Category: IR

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to Dexcom’s future operating results and financial position, including estimated Revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin, and Adjusted EBITDA Margin for fiscal year 2025, and expected growth rates as compared to the year ended December 31, 2024; future expenses and investments; and potential business plans and opportunities. All forward-looking statements included in this press release are made as of the date of this press release, based on information currently available to Dexcom as of the date hereof. Forward-looking statements deal with future events and are therefore subject to various risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Dexcom’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings filed with the Securities and Exchange Commission. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this communication or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Sean Christensen
Vice President - Finance and Investor Relations
investor-relations@dexcom.com
(858) 203-6657

MEDIA CONTACT:
James McIntosh
(619) 884-2118

DexCom, Inc.
Table A
Consolidated Balance Sheets
(In millions, except par value data)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,159.0	$606.1
Short-term marketable securities	1,770.3	1,973.3
Accounts receivable, net	1,348.8	1,005.7
Inventory	570.7	542.6
Prepaid and other current assets	181.4	173.7
Total current assets	5,030.2	4,301.4
Property and equipment, net	1,457.3	1,339.9
Operating lease right-of-use assets	56.4	62.8
Goodwill	24.1	22.8
Intangibles, net	87.2	103.4
Deferred tax assets	496.3	481.2
Other assets	175.5	173.0
Total assets	$7,327.0	$6,484.5
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,943.8	$1,585.1
Accrued payroll and related expenses	129.3	112.0
Current portion of long-term senior convertible notes	1,206.1	1,204.4
Short-term operating lease liabilities	23.4	22.5
Deferred revenue	6.1	8.0
Total current liabilities	3,308.7	2,932.0
Long-term senior convertible notes	1,238.9	1,237.0
Long-term operating lease liabilities	54.7	65.0
Other long-term liabilities	151.6	147.9
Total liabilities	4,753.9	4,381.9
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value, 800.0 million shares authorized; 410.4 million and 392.2 million shares issued and outstanding, respectively, at June 30, 2025; and 408.9 million and 390.7 million shares issued and outstanding, respectively, at December 31, 2024	0.4	0.4
Additional paid-in capital	2,187.5	2,093.8
Accumulated other comprehensive income (loss)	83.6	(8.0)
Retained earnings	1,882.8	1,597.6
Treasury stock, at cost; 18.2 million shares at June 30, 2025 and December 31, 2024	(1,581.2)	(1,581.2)
Total stockholders’ equity	2,573.1	2,102.6
Total liabilities and stockholders’ equity	$7,327.0	$6,484.5

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$1,157.1	$1,004.3	$2,193.1	$1,925.3
Cost of sales	468.3	377.6	915.3	736.7
Gross profit	688.8	626.7	1,277.8	1,188.6
Operating expenses:
Research and development	148.2	136.0	293.4	277.5
Selling, general and administrative	328.0	332.7	638.1	652.0
Total operating expenses	476.2	468.7	931.5	929.5
Operating income	212.6	158.0	346.3	259.1
Other income, net	28.5	29.8	49.1	61.2
Income before income taxes	241.1	187.8	395.4	320.3
Income tax expense	61.3	44.3	110.2	30.4
Net income	$179.8	$143.5	$285.2	$289.9

Basic net income per share	$0.46	$0.36	$0.73	$0.73
Shares used to compute basic net income per share	392.1	399.2	391.6	394.8
Diluted net income per share	$0.45	$0.35	$0.71	$0.71
Shares used to compute diluted net income per share	408.2	416.8	407.8	416.9

DexCom, Inc.
Table C
Revenue by Geography
(Dollars in millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
U.S. revenue	$841.0	$731.9	$1,591.5	$1,385.1
Year over year growth	15%	19%	15%	21%
% of total revenue	73%	73%	73%	72%

International revenue	$316.1	$272.4	$601.6	$540.2
Year over year growth	16%	7%	11%	15%
% of total revenue	27%	27%	27%	28%

Total revenue (1)	$1,157.1	$1,004.3	$2,193.1	$1,925.3
Year over year growth	15%	15%	14%	19%
(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(Dollars in millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Sensor and other revenue (1) (2)	$1,117.8	$947.0	$2,115.0	$1,801.3
Year over year growth	18%	22%	17%	26%
% of total revenue	97%	94%	96%	94%

Hardware revenue (1) (3)	$39.3	$57.3	$78.1	$124.0
Year over year growth	(31)%	(39)%	(37)%	(32)%
% of total revenue	3%	6%	4%	6%

Total revenue (4)	$1,157.1	$1,004.3	$2,193.1	$1,925.3
Year over year growth	15%	15%	14%	19%

(1) Includes allocated subscription revenue.
(2) Includes services, freight, accessories, non-CGM revenue, etc.
(3) Includes transmitter and receiver revenue.
(4) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP gross profit	$688.8	$626.7	$1,277.8	$1,188.6
Amortization of intangible assets (1)	7.1	7.1	14.3	14.3
Business transition and other significant items (2)	—	7.3	—	7.3
Credits related to COVID-19 (3)	—	(3.0)	—	(3.0)
Non-GAAP gross profit	$695.9	$638.1	$1,292.1	$1,207.2

GAAP operating income	$212.6	$158.0	$346.3	$259.1
Amortization of intangible assets (1)	7.9	8.4	15.8	18.8
Business transition and other significant items (2)	1.1	9.9	2.1	13.4
Credits related to COVID-19 (3)	—	(3.2)	—	(3.2)
Intellectual property litigation costs (4)	0.2	22.3	0.7	47.5
Non-GAAP operating income	$221.8	$195.4	$364.9	$335.6

GAAP net income	$179.8	$143.5	$285.2	$289.9
Business transition and other significant items (2)	0.9	9.8	1.9	13.2
Credits related to COVID-19 (3)	—	(3.2)	—	(3.2)
Depreciation and amortization	63.0	52.1	123.0	104.6
Intellectual property litigation costs (4)	0.2	22.3	0.7	47.5
Loss from equity investments	0.4	1.8	4.6	1.8
Share-based compensation	45.3	44.7	79.5	83.7
Interest expense and interest income	(23.3)	(31.4)	(47.1)	(63.1)
Income tax expense	61.3	44.3	110.2	30.4
Adjusted EBITDA	$327.6	$283.9	$558.0	$504.8

GAAP net income	$179.8	$143.5	$285.2	$289.9
Amortization of intangible assets (1)	7.9	8.4	15.8	18.8
Business transition and other significant items (2)	1.1	9.9	2.1	13.4
Credits related to COVID-19 (3)	—	(3.2)	—	(3.2)
Intellectual property litigation costs (4)	0.2	22.3	0.7	47.5
Loss from equity investments	0.4	1.8	4.6	1.8
Adjustments related to taxes (5)	3.4	(8.4)	12.1	(65.7)
Non-GAAP net income	$192.8	$174.3	$320.5	$302.5

DexCom, Inc.
Table E (Continued)
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net income	$179.8	$143.5	$285.2	$289.9
Interest expense on senior convertible notes, net of tax	2.9	2.9	5.8	5.8
GAAP net income used for diluted EPS, if-converted (6)	$182.7	$146.4	$291.0	$295.7

Non-GAAP net income	$192.8	$174.3	$320.5	$302.5
Interest expense on senior convertible notes, net of tax	1.3	1.2	2.5	2.4
Non-GAAP net income used for diluted EPS, if-converted (6)	$194.1	$175.5	$323.0	$304.9

GAAP diluted net income per share (6)	$0.45	$0.35	$0.71	$0.71
Amortization of intangible assets (1)	0.02	0.02	0.04	0.05
Business transition and other significant items (2)	—	0.02	0.01	0.03
Credits related to COVID-19 (3)	—	(0.01)	—	(0.01)
Intellectual property litigation costs (4)	—	0.05	—	0.12
Loss from equity investments	—	—	0.01	—
Adjustments related to taxes (5)	0.01	(0.02)	0.03	(0.16)
Impact of adjustment to GAAP diluted shares (7)	—	—	—	—
Non-GAAP diluted net income per share (6) (8)	$0.48	$0.43	$0.81	$0.75

GAAP diluted weighted-average shares outstanding	408.2	416.8	407.8	416.9
Non-GAAP diluted weighted-average shares outstanding	400.5	409.1	400.1	409.2

Reconciliation of non-GAAP diluted weighted-average shares outstanding:
GAAP diluted weighted-average shares outstanding	408.2	416.8	407.8	416.9
Adjustment for dilutive impact of senior convertible notes due 2028 (9)	(7.7)	(7.7)	(7.7)	(7.7)
Non-GAAP diluted weighted-average shares outstanding	400.5	409.1	400.1	409.2
(1) Represents amortization of acquired intangible assets.
(2) For the three months and six months ended June 30, 2025, business transition and other significant items are primarily related to rent for vacated office space in San Diego, California. For the three months ended June 30, 2024, business transition and other significant items are primarily related to workforce reduction costs at our San Diego manufacturing facility and rent for vacated office space in San Diego, California. For the six months ended June 30, 2024, business transition and other significant items are primarily related to the divestiture of certain non-CGM assets, workforce reduction costs, and rent for vacated office space in San Diego, California.
(3) Represents a credit received related to employment of personnel during the COVID-19 pandemic.
(4) We have excluded third-party attorney’s fees, costs, and expenses incurred by Dexcom exclusively in connection with Dexcom’s patent infringement litigation against Abbott Diabetes Care, Inc., as further described in the section titled “Legal Proceedings” in Dexcom’s Annual Report on Form 10-K for the year ended December 31, 2024.
(5) For the three and six months ended June 30, 2025, tax adjustments are primarily related to the tax effect of non-GAAP adjustments and shortfalls from share-based compensation for employees. For the three months ended June 30, 2024, tax adjustments are primarily related to the tax effect of non-GAAP adjustments and excess tax benefits from share-based compensation for employees. For the six months ended June 30, 2024, tax adjustments are primarily related to the tax effect of the Verily milestone payment, non-GAAP adjustments, and excess tax benefits from share-based compensation for employees.
(6) When our senior convertible notes are dilutive on a GAAP or non-GAAP basis, net income used for calculating GAAP and non-GAAP diluted net income per share includes an interest expense add back, net of tax, under the if-converted method.

In loss periods, basic and diluted net loss per share are the same since the effect of potential common shares is anti-dilutive and therefore excluded.
(7) The adjustments are for the transition from GAAP diluted net income per share to non-GAAP diluted net income per share due to our senior convertible notes.
(8) The sum of the non-GAAP per share components may not equal the totals due to rounding.
(9) We adjust for the dilutive effect of our senior convertible notes when the effect is not the same on a GAAP and non-GAAP basis for a given period.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated July 30, 2025 contains non-GAAP financial measures. These non-GAAP financial measures include organic revenue, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and non-GAAP diluted weighted average shares outstanding, as well as Adjusted EBITDA.

We report non-GAAP financial measures in addition to, and not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by senior management in our financial and operational decision making. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. While we compute non-GAAP financial measures using a consistent method from quarter to quarter and year to year, we may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Management believes organic revenue is a meaningful metric to investors as it provides a more consistent comparison of Dexcom’s revenue to prior periods as well as to industry peers. We exclude the following items from organic revenue:
•The effect of non-CGM revenue acquired or divested in the trailing twelve months; and
•The effect of foreign currency fluctuations

Management believes that the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.

Table E reconciles the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP.

Our policy is to exclude the following items from non-GAAP financial measures for non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted net income per share:
•Amortization of acquired intangible assets;
•Business transition and related costs associated with acquisition and divestiture, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third-party merger and acquisition costs, and other non-recurring significant items;
•Credits related to the employment of personnel during the COVID-19 pandemic;
•Income or loss from equity investments;
•Third-party intellectual property litigation costs in connection with Dexcom’s patent infringement litigation against Abbott Diabetes Care, Inc.;
•Litigation settlement costs;
•Gain or loss on extinguishment of debt; and
•Adjustments related to taxes for the excluded items above, as well as excess benefits or tax deficiencies from share-based compensation, and the quarterly impact of other discrete items

Adjusted EBITDA excludes non-cash operating charges for share-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, gain or loss on extinguishment of debt, income or loss from equity investments, and income tax expense or benefit. For the reasons explained above, Adjusted EBITDA also excludes business transition and other significant items, COVID-19 credits, litigation settlement costs, and intellectual property litigation costs.